Exhibit 10.3

STOCK PLEDGE AGREEMENT

     This Stock Pledge Agreement (the “Pledge Agreement”) is made and entered into this 29th day of December, 2004, by and between VESTIN GROUP, INC., a Delaware corporation (the “Pledgor”) and SHUSTEK INVESTMENTS, INC., a Nevada corporation (the “Pledgee”).

WITNESSETH

     This Pledge Agreement is made and entered into with reference to the following facts:

     A. Pledgor has executed and delivered to Pledgee that certain One Million Six Hundred Thousand Dollar ($1,600,000.00) Promissory Note dated December 29, 2004 (“Note”); and

     B. The Note is secured by this Pledge Agreement and, as such, Pledgor is obligated to execute, deliver and perform this Pledge Agreement as collateral security for said Note.

     NOW, THEREFORE, in consideration of the foregoing recitals and mutual covenants and promises hereinafter set forth and other valuable consideration, the Pledgor hereby agrees with the Pledgee as follows:

     1. Defined Terms. The following terms used herein shall have the following meanings:

         (a) “Code” means the Uniform Commercial Code from time to time in effect in the State of Nevada.

         (b) “Collateral” means the Pledged Stock and all Proceeds.

         (c) “Company” means Vestin Group, Inc., a Delaware corporation.

         (d) “Obligation” means the obligations of the Pledgor under the terms and conditions of the Note.

         (e) “Pledge Agreement” means this Stock Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

         (f) “Pledged Stock” means the four hundred thousand (400,000) shares of .0001 par value common stock held by Pledgor in the Company which stock shall be delivered to Pledgee upon the closing of the transaction between Planned

Licensing, Inc., Joe Namath and James Walsh and Pledgor whereby Pledgor among other things is purchasing the Pledged Stock.

         (g) “Proceeds” means all “proceeds” as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of Nevada on the date hereof with respect to the Pledged Stock and, in any event, shall include, without limitation, all dividends or other income paid on account of the Pledged Stock, collections thereon or distributions with respect thereto.

         (h) “Stock Power” means “Irrevocable Stock or Bond Power” form.

     2. Pledge: Grant of Security Interest. The Pledgor hereby grants to the Pledgee a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligation.

     3. Representations and Warranties. The Pledgor represents and warrants that:

         (a) The Pledgor has the authority and the legal right to execute and deliver, to perform his duties hereunder, and to grant the lien on the Collateral pursuant to this Pledge Agreement, and have taken all necessary action to authorize its execution, delivery and performance of, and grant of the lien on the Collateral pursuant to this Pledge Agreement;

         (b) This Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally; and

         (c) The execution, delivery and performance of this Pledge Agreement by the Pledgor will not violate any provision of any applicable law or contractual obligation of the Pledgor and will not result in the creation or imposition of any lien on any of the properties or revenues of the Pledgor pursuant to any applicable law or contractual obligation of the Pledgor, except as contemplated hereby.

     4. Covenants. The Pledgor covenants and agrees with the Pledgee that, from and after the date of this Pledge Agreement until the Obligation is paid in full:

         (a) If the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the Pledgee’s agent, and hold for the benefit of Pledgee. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the Company shall be paid to Pledgee in satisfaction of the Obligation. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall hold same for the Pledgee, as additional collateral security for the Obligation. The Pledgee shall be entitled to receive said additional collateral security which was issued as a dividend if there has been a default in the Obligation.

         (b) Without the prior written consent of the Pledgee, the Pledgor will not (i) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or (ii) create, incur or permit to exist any lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the lien provided for by this Pledge Agreement.

     5. Rights of the Pledgee. If an event of default in respect of the Note and Obligation shall occur (i) the Pledgee shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligation in such order as it may determine, and (ii) all shares of the Pledged Stock shall be registered in the name of the Pledgee or its nominee, and the Pledgee or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Company or otherwise, and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Company, or upon the exercise by the Pledgor or the Pledgee of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Pledgee shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     6. Remedies. If an event of default in the Note shall occur Pledgee may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligation, all rights and remedies of a secured party under the Code.

     7. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8. Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     9. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Pledgor and the Pledgee, provided that any right afforded to the Pledgee under this Pledge Agreement may be waived by the Pledgee in a letter or agreement executed by the Pledgee or by telex or facsimile transmission from the Pledgee. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Pledgee and its successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Nevada and any action shall be brought in the courts located in Clark County, Nevada.

     9. Notices. Notices by the Pledgee to the Pledgor may be given by registered or certified mail, return receipt requested, addressed to: 8379 W. Sunset Road, Las Vegas, Nevada 89113, by personal delivery or by overnight courier, and shall be effective as of the date of receipt thereof.

     10. Termination of Agreement. When all of the Obligation has been satisfied in full this Pledge Agreement shall terminate.

     IN WITNESS WHEREOF, the undersigned have caused this Stock Pledge Agreement to be duly executed and delivered as of the date first above written.

“PLEDGOR”

VESTIN GROUP, INC., a Delaware
corporation

By:
Name: John Alderfer
Title: Chief Financial Officer

“PLEDGEE”

SHUSTEK INVESTMENTS, INC., a
Nevada corporation

By:
Name:
Title: